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                                                          Exhibit 3.1












                          CAMBRIDGE NEUROSCIENCE, INC.



                           AMENDED AND RESTATED BYLAWS

                                  JUNE 4, 1999





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                                TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE I - OFFICES ..........................................................................................1
         Section 1.  REGISTERED OFFICE........................................................................1
         Section 2.  OTHER OFFICES............................................................................1
ARTICLE II - STOCKHOLDERS.....................................................................................1
         Section 1.  ANNUAL MEETINGS..........................................................................1
         Section 2.  SPECIAL MEETINGS.........................................................................1
         Section 3.  NOTICE OF MEETINGS.......................................................................1
         Section 4.  ADJOURNMENTS.............................................................................2
         Section 5.  QUORUM...................................................................................2
         Section 6.  ORGANIZATION.............................................................................2
         Section 7.  VOTING; PROXIES..........................................................................2
         Section 8.  FIXING DATE OF DETERMINATION OF STOCKHOLDERS OF RECORD...................................3
         Section 9.  LIST OF STOCKHOLDERS ENTITLED TO VOTE....................................................3
         Section 10. REGISTERED STOCKHOLDERS..................................................................3
         SECTION 11. STOCKHOLDER PROPOSALS....................................................................3
ARTICLE III - DIRECTORS ......................................................................................6
         Section 1.  NUMBER; ELECTION; TENURE AND QUALIFICATION...............................................6
         Section 2.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS................................................6
         Section 3.  GENERAL POWERS...........................................................................6
         Section 4.  LOCATION OF MEETINGS.....................................................................6
         Section 5.  FIRST MEETING OF NEWLY ELECTED BOARD OF DIRECTORS........................................6
         Section 6.  REGULAR MEETINGS.........................................................................7
         Section 7.  SPECIAL MEETINGS.........................................................................7
         Section 8.  QUORUM...................................................................................7
         Section 9.  ACTION WITHOUT MEETING...................................................................7
         Section 10. MEETINGS BY MEANS OF CONFERENCE TELEPHONE................................................7
         Section 11. DESIGNATION AND GENERAL POWERS OF COMMITTEES.............................................7
         Section 12. MINUTES OF COMMITTEE MEETINGS............................................................8
         Section 13. COMPENSATION.............................................................................8
         Section 14. REMOVAL..................................................................................8
ARTICLE IV - NOTICES .........................................................................................8
         Section 1.  NOTICES..................................................................................8
         Section 2.  WAIVER OF NOTICE.........................................................................8
ARTICLE V - OFFICERS .........................................................................................9
         Section 1.  TITLES; CHAIRMAN OF THE BOARD............................................................9
         Section 2.  ELECTION OF PRESIDENT, SECRETARY AND TREASURER...........................................9
         Section 3.  OTHER OFFICERS AND AGENTS................................................................9
         Section 4.  SALARIES.................................................................................9

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
         Section 5.  TENURE; REMOVAL; VACANCIES...............................................................9
         Section 6.  PRESIDENT; GENERAL POWERS................................................................9
         Section 7.  PRESIDENT'S POWER TO EXECUTE CONTRACTS UNDER SEAL.......................................10
         Section 8.  VICE PRESIDENTS.........................................................................10
         Section 9.  SECRETARY...............................................................................10
         Section 10. ASSISTANT SECRETARY.....................................................................10
         Section 11. TREASURER; GENERAL POWERS...............................................................10
         Section 12. DISBURSEMENT OF FUNDS...................................................................10
         Section 13. SURETY BOND.............................................................................11
         Section 14. ASSISTANT TREASURER.....................................................................11
ARTICLE VI - CERTIFICATES OF STOCK...........................................................................11
         Section 1.  CERTIFICATES OF STOCK...................................................................11
         Section 2.  SIGNATURES..............................................................................11
         Section 3.  LOST CERTIFICATES.......................................................................11
         Section 4.  TRANSFER OF STOCK.......................................................................12
ARTICLE VII - GENERAL PROVISIONS.............................................................................12
         Section 1.  DIVIDENDS...............................................................................12
         Section 2.  RESERVES................................................................................12
         Section 3.  ANNUAL STATEMENT........................................................................12
         Section 4.  CHECKS..................................................................................12
         Section 5.  FISCAL YEAR.............................................................................12
         Section 6.  CORPORATE SEAL..........................................................................12
         Section 7.  INDEMNIFICATION.........................................................................12
ARTICLE VIII - AMENDMENTS....................................................................................12
         Section 1.  AMENDMENTS..............................................................................12


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                          CAMBRIDGE NEUROSCIENCE, INC.


                                    * * * * *

                                   B Y L A W S


                               ARTICLE I - OFFICES


     Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II - STOCKHOLDERS

     Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be held at any date, time and place within or without the State of Delaware upon the call of the Chairman of the Board, if any, or the Board of Directors, or by the Secretary or any other officer upon the written request of one or more stockholders holding of record at least a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the call of the meeting.

     Section 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.


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     Section 4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5. QUORUM. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the holders of a majority of the shares present may adjourn the meeting from time to time in the manner provided in Article II, SECTION 4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to this corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 7. VOTING; PROXIES. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and


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questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of the majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

     Section 8. FIXING DATE OF DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 11. STOCKHOLDER PROPOSALS.(A)(1) For nominations or other business to be properly brought before an annual meeting by a stockholder or for nominations to be properly brought before a special meeting, (i) the stockholder must have given timely notice thereof in

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writing to the Secretary of the corporation, (ii) in the case of other business to be brought before an annual meeting, such other business must otherwise be a proper matter for stockholder action, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined below in this paragraph (A)(1) relating thereto, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of at least a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included with the proxy statement the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial holder proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder's notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the forty-fifth
(45th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the preceding year's mailing date for stockholder proxy materials; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty
(60) days after the date of the annual meeting in the preceding year, or if an annual meeting was not held in the preceding year, notice by the stockholder to be timely must be so delivered by the later of (a) the close of business on the ninetieth (90th) day prior to date of such stockholders' meeting or (b) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. The stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice, (i) the name and address of such stockholder, as it appears on the corporation's books, (ii) the class and number of shares of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; and (d) whether either such stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, to holders of at least a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect such nominee or nominees (an affirmative statement of such intent, a

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"Solicitation Notice"). A stockholder shall also comply with all applicable requirements of the Exchange Act of 1934 (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in these bylaws. Nothing in this Section 11 shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (2) Notwithstanding anything in the second sentence of paragraph (A)(1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the first anniversary of the preceding year's mailing date for stockholder proxy materials (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after the date of the annual meeting in the preceding year, or if an annual meeting was not held in the preceding year, at least one hundred (100) days prior to the date of such stockholders' meeting,) a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall have been delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

     (3) In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(1) of this Section shall be delivered to the Secretary at the principal executive offices of the corporation by the later of (a) the close of business on the ninetieth
(90th) day prior to such special meeting or (b) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (B) GENERAL.

     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

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     (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                             ARTICLE III - DIRECTORS

     Section 1. NUMBER; ELECTION; TENURE AND QUALIFICATION. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 4. LOCATION OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. FIRST MEETING OF NEWLY ELECTED BOARD OF DIRECTORS. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and notice of such meeting shall not be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

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     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the President, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner on the written request of the sole director.

     Section 8. QUORUM. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11. DESIGNATION AND GENERAL POWERS OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent disqualified member at any meeting of the committee.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an

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agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders dissolution of the corporation or a revocation of a dissolution, amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 13. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14. REMOVAL. Unless otherwise restricted by the certificate of incorporation or bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              ARTICLE IV - NOTICES

     Section 1. NOTICES. Whenever, under the provisions of the statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

     Section 1. TITLES; CHAIRMAN OF THE BOARD. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of

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Directors may also choose a Chairman, one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. If a Chairman of the Board of Directors is chosen, he shall, unless the board of Directors determines otherwise, be the chief Executive Officer of the corporation. The Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders at which he is present, shall have general supervision and control of the business of the corporation and shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors and as prescribed by these bylaws. During all times when a Chairman may be serving, in the absence of the Chairman or in the event of his inability or refusal to act, the President shall serve as his alternate as chairman of meetings. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. ELECTION OF PRESIDENT, SECRETARY AND TREASURER. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

     Section 3. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as its shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. TENURE; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     Section 6. PRESIDENT; GENERAL POWERS. Subject to the provisions of Section 1 of Article V, the President shall be the Chief Executive Officer of the corporation. If, pursuant to Section 1 of ARTICLE V, a Chairman of the Board of Directors is the Chief Executive Officer, the President shall be the Chief Operating Officer of the corporation and shall have such powers as the directors may designate from time to time or as prescribed by these bylaws and perform such duties as the Chief Executive Officer may designate from time to time.

     Section 7. PRESIDENT'S POWER TO EXECUTE CONTRACTS UNDER SEAL. The Chief Executive Officer or the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

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     Section 8. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. TREASURER; GENERAL POWERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 12. DISBURSEMENT OF FUNDS. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 13. SURETY BOND. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation,

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retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       ARTICLE VI - CERTIFICATES OF STOCK

     Section 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. SIGNATURES. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        ARTICLE VII - GENERAL PROVISIONS

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     Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 4. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 6. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7. INDEMNIFICATION. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

     Section 1. AMENDMENTS. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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